Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

CENTURY COMMUNITIES, INC.

(Effective November 9, 2022)

ARTICLE I

Meetings of Stockholders

Section 1.1 Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors of the corporation (the “Board of Directors”) from time to time. Any other proper business may be transacted at the annual meeting. The corporation may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 1.2 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of preferred stock as provided for or fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation, special meetings of stockholders for any purpose or purposes may be called at any time by (i) the Board of Directors, (ii) the Chair of the Board of Directors, (iii) the Chief Executive Officer, or (iv) the President, but such special meetings of stockholders may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If sent by electronic transmission directed to the stockholder’s electronic mail address, such notice shall be deemed to be given when directed to such stockholder’s electronic mail address, unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited as provided by law. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. For purposes of these bylaws, unless the context otherwise requires, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 1.4 Adjournments; Postponements. Whether or not a quorum is present, any meeting of stockholders, annual or special, may adjourn from time to time for any reasonable purpose and to any other time and other place, if any, at which a meeting of stockholders may be held under these bylaws by the chair of the meeting or the Board of Directors. When a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) unless these bylaws otherwise require, notice need not be given of the adjourned meeting if (i) the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these bylaws; and (ii) the date is not more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting shall be sent, as provided in this Section 1.4. The Board of Directors may, at any time prior to the holding of a meeting of stockholders, annual or special, and any reasonable reason, postpone, reschedule or cancel such meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

Section 1.5 Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair of the Board’s absence by the Vice Chair of the Board, if any, or in the Vice Chair of the Board’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of the foregoing persons by a chair designated by the Board of Directors, or in the absence of such designation by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7 Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy may be executed in writing (or by a transmission permitted by applicable law, including Rule 14a-19 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) by the stockholder, or by such stockholder’s duly authorized attorney in fact. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present, each nominee for director shall be elected by a majority of the votes cast.  For purposes of this Section 1.7, a “majority of the votes cast” shall mean that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” such director nominee (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast in connection with any Contested Election, as defined herein. For purposes of this Section 1.7, a “Contested Election” is any election of directors in connection with which (i)(a) the Secretary of the corporation receives notice, in compliance with the advance notice requirements for Nominations, as defined and as set forth in Section 1.13 of these bylaws, that a stockholder has nominated one or more persons to compete with the persons nominated by the Board of Directors for election to the Board of Directors and (b) such Nomination has not been withdrawn by such stockholder on or prior to the fifth (5th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders or (ii) one or more director nominees has been presented for election by a stockholder or stockholders pursuant to a solicitation of written consents pursuant to Section 1.10 of these bylaws, if then permitted under the certificate of incorporation. If directors are to be elected by a plurality of the votes cast in connection with any Contested Election, stockholders shall not be permitted to vote against a nominee, but rather shall be given the opportunity with regard to each nominee for election to vote for the election of the nominee or to withhold votes with regard to the nominee. All other questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or, to the extent permitted by the certificate of incorporation, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, to the extent permitted by the certificate of incorporation, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, to the extent permitted by the certificate of incorporation, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

Section 1.9 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10 Action By Written Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 1.11 Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess, adjourn and/or postpone the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iv) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the presiding person), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding person should so determine, such presiding person shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The presiding person of the meeting shall have the power to adjourn or postpone the meeting to another place, if any, date and time.

Section 1.13 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of one or more individuals for election to the Board of Directors (each, a “Nomination” and more than one, “Nominations”) and the proposal of business other than Nominations to be considered by the stockholders (“Business”) may be made at an annual meetings of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), provided, however, that reference in the corporation’s notice of meeting to the election of directors or the election of the members of Board of Directors shall not include or be deemed to include Nominations, (b) by or at the direction of the Board of Directors or (c) by a stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

(2) For Nominations or Business to be properly brought before an annual meeting of stockholders of the corporation by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as describe above.

(3) In the case of a Nomination, such stockholder’s notice shall set forth: (a) as to each Nomination to be made by such stockholder, (i) all information relating to the individual subject to such the Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, without regard to the application of the Exchange Act to either the Nomination or the corporation; (ii) such individual’s written consent to serving as director, if elected, for the entire term; and (iii) a statement whether such person, would be in compliance if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such Nomination is made (each, a “party” as used herein), (i) the name and address of each such party; (ii) (1) the class or series and number of shares of capital stock of the corporation which are owned, directly or indirectly, beneficially or of record by each such party; (2) any agreement, arrangement or understanding, written or oral (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares and so-called “stock borrowing” agreement or arrangement), with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any security of the corporation, to maintain, increase or decrease the voting power of any person or entity with respect to securities of the corporation or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (“a “Derivative Instrument”) to which such party is a party or that is directly or indirectly owned beneficially by any such party, which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the corporation to such party, (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the corporation or (z) such party may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation; (4) any short interest in any security of the corporation held by each such party (for purposes of this Section 1.13, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation; (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such party’s immediate family sharing the same household (which information set forth in this clause (ii) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between each such party and each proposed nominee and any other person or persons (including their names) pursuant to which the Nomination(s) are to be made; (iv) any direct or indirect interest of such party in any contract with the corporation or any affiliate of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (v) a complete and accurate description of any pending, or to such party’s knowledge, threatened, legal proceeding in which such party is a party or participant involving the corporation or, to such party’s knowledge, any current or former officer, director, affiliate or associate of the corporation; (vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such party to support the Nomination by such stockholder and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); (vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such party (regardless of whether such party is actually required to file a Schedule 13D); (viii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct a proxy solicitation); provided, however, that the disclosures in the foregoing subclauses (i) through (viii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a party solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; (ix) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in the notice; (x) a representation whether either party intends to, or is part of a group that intends to, deliver a proxy statement and form of proxy to a sufficient number of holders of the corporation’s voting shares reasonably believed by such party to elect its nominee or nominees and/or whether or not either such party intends to otherwise solicit proxies from stockholders in support of such nominee or nominees; and (xi) a representation as to whether or not the stockholder or beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith, intended to solicit proxies in support of director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act.

To be eligible to be a nominee for election as a director of the corporation at an annual or special meeting of stockholders, the proposed nominee must be nominated in the manner prescribed in this Section 1.13 and must deliver (in accordance with the time period prescribed for delivery in a notice to such proposed nominee given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the corporation, (a) a completed written questionnaire (in a form provided by the corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in a form provided by the corporation) that such proposed nominee (i) is not and, if elected as a director during such director’s term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (iii) if elected as a director of the corporation, will comply with the applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation (and, if requested by any proposed nominee, the Secretary of the corporation shall provide to such proposed nominee all such policies and guidelines then in effect).

In addition to the information required pursuant to the foregoing provisions of this Section 1.13, any proposed nominee shall also provide to the corporation such other information as the corporation may reasonably request. Such information shall be considered timely if provided to the corporation promptly upon request by the corporation but in any event within five (5) business days after such request. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make such proposed nominee available for any such interviews within ten (10) days following the date of any reasonable request therefor from the Board of Directors or any committee thereof.

Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, (a) no stockholder making such a Nomination shall solicit proxies in support of director nominees other than the corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder in a timely manner unless the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such person and (b) if any stockholder making such a Nomination (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act or any other rules and regulations thereunder, including the provision to the corporation of notices required thereunder in a timely manner, then the corporation shall disregard any proxies or votes solicitated for any proposed nominees on the corporation’s proxy card other than the corporation’s nominees and such Nomination shall be disregarded, notwithstanding that proxies in favor thereof may have been received by the corporation. In addition, any stockholder that provides notice pursuant to Rule 14a-19(b) under the Exchange Act shall notify the Secretary within two (2) business days of any change in such stockholder’s intent to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees. Upon request by the corporation, if any stockholder making such a Nomination provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(4) In the case of Business proposed by such stockholder, such stockholder’s notice shall set forth: (a) a brief description of the Business, the text of the proposed Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Business is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and such beneficial owner; (ii) as the stockholder giving the notice and the beneficial owner, if any, on whose behalf such Business is made (each, a “party” as used herein),: (1) the class, series and number of shares of capital stock of the corporation which are owned beneficially and of record by each such party; (2) any derivative instrument to which such party is a party or that is directly or indirectly owned beneficially by any such party, which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the corporation to such party; (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the corporation; or (z) such party may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation; (4) any short interest in any security of the corporation held by each such party (for purposes of this Section 1.13, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation; (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this clause (ii) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between each such party and any other person or persons (including their names) in connection with the proposal of such Business by such stockholder and any material interest of each such party in such Business; (iv) any direct or indirect interest of such party in any contract with the corporation or any affiliate of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (v) a complete and accurate description of any pending, or to such party’s knowledge, threatened, legal proceeding in which such party is a party or participant involving the corporation or, to such party’s knowledge, any current or former officer, director, affiliate or associate of the corporation; (vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such party to support the proposal of such Business by such stockholder and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); (vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such party (regardless of whether such party is actually required to file a Schedule 13D); (viii) any other information relating to such party that would be required to be disclosed in a proxy statement or other filings made in connection with solicitations of proxies for, as applicable, the proposal or the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct a proxy solicitation); provided, however, that the disclosures in the foregoing subclauses (i) through (viii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a party solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; (ix) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business; and (x) a representation whether or not either party intends to, or is part of a group that intends to, deliver a proxy statement and form of proxy to the holders of at least the percentage of the corporation’s voting shares required under applicable law to adopt the Business and/or whether or not either such party intends to otherwise solicit proxies from stockholders in support of such Business; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her or its intention to present such Business at an annual meeting of stockholders of the corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting of stockholders.

(5) For purposes of these bylaws, unless otherwise indicated, the terms “affiliate” and “associate” shall have the respective meanings ascribed thereto in Rule 405 under the Securities Act of 1933 (such act, and the rules and regulations promulgated thereunder, the “Securities Act”) and the term “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act.

(6) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for election to the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for election to the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(B) Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the corporation as shall have been brought before the meeting pursuant to the corporation’s notice of meeting; provided, however, that reference therein to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders of the corporation at which directors are to be elected pursuant to the corporation’s notice of meeting as aforesaid (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such elections of directors may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(3) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected as such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.13 shall be eligible for election at an annual or special meeting of stockholders of the corporation, and only such business shall be conducted at an annual or special meeting of stockholders of the corporation as shall have been brought before such meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the person presiding over the meeting shall have the power and duty (a) to determine whether a Nomination or any Business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.13 and (b) if any proposed Nomination or Business shall be disregarded or that such Nomination or Business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 1.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(2) For purposed of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, and 15(d) of the Exchange Act (or any successor thereto).

(3) Nothing in this Section 1.13 shall be deemed to affect any (a) rights or obligations, if any, of stockholders with respect to inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (to the extent the corporation or such proposals are subject to Rule 14a-8) or (b) rights, if any, of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation of the corporation.

ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2 Election; Resignation; Vacancies; Removal. At each annual meeting of stockholders, the stockholders shall elect directors each of whom shall hold office for a term of one year or until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Subject to the rights, if any, of the holders of any outstanding series of preferred stock as provided for or fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Except for such additional directors, if any, as are elected by the holders of any outstanding series of preferred stock as provided for or fixed pursuant to the provisions of Article FOURTH of the certificate of incorporation, any director or the entire Board of Directors of the corporation may be removed solely by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 2.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board, if any, or in the Chair’s absence by the Vice Chair of the Board, if any, or in the Vice Chair’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

ARTICLE III

Committees

Section 3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV

Officers

Section 4.1 Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, President and Secretary, and it may, if it so determines, elect a Chair of the Board and a Vice Chair of the Board from among its members. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries, a Chief Financial Officer, Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding such officer’s election, and until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2 Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of such individual’s duties.

Section 4.3 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, for, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chair of the Board, the Chief Executive Officer, the President or any Vice President.

ARTICLE V

Stock

Section 5.1 Certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chair or Vice Chair of the Board of Directors, if any, or the President or a Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The corporation shall not have the power to issue a certificate in bearer form.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification

Section 6.1 Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom such Covered Person is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans , against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3 of these bylaws, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.2 Prepayment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law, as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3 Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7 Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.1 Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 7.2 Seal. The corporation may have a corporate seal in such form as may be approved from time to time by the Board of Directors.

Section 7.3 Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware or as set forth in Section 1.3 of these bylaws.

Section 7.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5 Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.6 Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise. Any bylaw that is to be made, altered, amended or repealed by the stockholders of the corporation shall receive the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VIII

Exclusive Forum for Certain Actions

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the corporation, (ii) any action, suit or proceeding asserting a claim of or for breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or to the corporation’s stockholders (including any claim alleging aiding and abetting of such breach of fiduciary duty), (iii) any action, suit or proceeding asserting a claim against the corporation or against any director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation, or these bylaws (as either may be amended from time to time), or (iv) any action, suit or proceeding asserting a claim against the corporation or against any director or officer or other employee of the corporation governed by the internal affairs doctrine.

Subject to the preceding provisions of this Article VIII, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Additionally, the provisions of this Article VIII shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to this Article VIII. If any action, the subject matter of which is within the scope of the first sentence of this Article VIII, is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the first sentence of this Article VIII and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

For the avoidance of doubt, this provision is intended to benefit and may be enforced by the corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX

Emergency Bylaws

Section 9.1 Emergency Bylaws. This Article IX shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the General Corporation Law of the State of Delaware, or other similar emergency condition, irrespective of whether a quorum of the Board of Directors or a standing committee thereof can readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the preceding Articles of these bylaws or in the certificate of incorporation. To the extent not inconsistent with the provisions of this Article IX, the preceding Articles of these bylaws and the provisions of the certificate of incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article IX shall cease to be operative unless and until another Emergency shall occur.

Section 9.2 Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chair of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 9.3 Quorum. At any meeting of the Board of Directors called in accordance with Section 9.2 of these bylaws, one-third (1/3) of the total number of directors fixed by or in the manner provided in these bylaws shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 9.2 of these bylaws, one-third (1/3) of the number of directors serving on such committee shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board of Directors, or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the corporation.

Section 9.4 Liability. No officer, director or employee of the corporation acting in accordance with the provisions of this Article IX shall be liable except for willful misconduct.

Section 9.5. Amendments. At any meeting called in accordance with Section 9.2 of these bylaws, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article IX as it deems it to be in the best interest of the corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

Section 9.6 Repeal or Change. The provisions of this Article IX shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 9.4 of these bylaws with regard to action taken prior to the time of such repeal or change.

Section 9.7 Definitions. For purposes of this Article IX, the term “Designated Officer” means an officer identified on a numbered list of officers of the corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.